As filed with the Securities and Exchange Commission on November 17, 2014

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco International plc

(Exact name of registrant as specified in its charter)

Ireland	98-0390500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 1202 Building 1000 City Gate

Mahon, Cork, Ireland

353-21-423-5000

(Address of Principal Executive Offices)

Tyco International Retirement Savings and Investment Plan

(Full title of the plan)

Judith A. Reinsdorf

Executive Vice President and General Counsel

Tyco International Management Company, LLC

(Name and address of agent for service)

9 Roszel Road

Princeton, NJ 08540

(609) 720-4200

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares, par value $0.01	$50,000,000	$50,000,000	$5,810

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	This registration statement relates to ordinary shares, par value $0.01, of Tyco International plc (“Ordinary Shares”) that may be issued under the Tyco International Retirement Savings and Investment Plan (the “Plan”).
(3)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Tyco International plc (the “Company” or the “Registrant”), an Irish public limited company, as the successor registrant to Tyco International Ltd. (“Predecessor”), a corporation organized under the laws of Switzerland, relating to $50,000,000 of the Company’s ordinary shares, par value $0.01 per share, to be offered and sold under the Tyco International Retirement Savings and Investment Plan (the “Plan”).

This Registration Statement on Form S-8 in addition registers an indeterminate amount of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, filed by Predecessor or its successor registrant, the Company, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or Exchange Act are incorporated herein by reference and deemed to be a part hereof:

(a)	Predecessor’s Annual Report on Form 10-K for the year ended September 26, 2014;

(b)	All other reports filed by Predecessor or the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered the document referred to in (a) above, including Predecessor’s Current Report on Form 8-K filed with the Commission on October 14, 2014 and the Company’s Current Report on Form 8-K filed with the Commission on November 17, 2014; and

(c)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2013, filed with the Commission on June 25, 2014;

(d)	The Company’s Current Report on Form 8-K12B filed with the Commission on November 17, 2014, which includes a description of the Company’s ordinary shares, and any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information the Company discloses under Items 2.02 or 7.01 of Current Reports on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers

The articles of association of the Registrant provide that it shall indemnify, to the fullest extent permitted by Irish company law, every member of the board of directors and the company secretary against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of the Registrant and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.

In respect of any current or former executive officer of the Registrant (excluding any present or former member of the board of directors or any company secretary), or any person who is serving or has served at the request of the Registrant as a director or executive officer of another company, joint venture, trust or other enterprise, including any subsidiary of the Registrant (each individually, a “Covered Person”), the Registrant’s articles of association provide that it shall (1) indemnify them, to the fullest extent permitted by Irish company law, against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; provided, however, that any Covered Person shall not be indemnified by the Registrant against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Registrant, or (b) such Covered Party’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of the Registrant and (2) indemnify each Covered Person in the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Registrant, or for conscious, intentional or willful breach of their obligation to act honestly and in good faith with a view to the best interests of the Registrant, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

In addition, the Registrant has entered into a Deed of Indemnification (the “Tyco Ireland Indemnification Agreement”) with each of its directors, secretary and executive officers (the “Indemnified Persons”). In addition, Tyco Fire & Security (US) Management, Inc., a Nevada corporation that is a subsidiary of the Registrant (“Tyco Management”) has entered an Indemnification Agreement with each of the Indemnified Persons (the “Tyco Management Indemnification Agreement,” and, together with the Tyco Ireland Indemnification Agreement, the “Indemnification Agreements”).

The Tyco Ireland Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, or is involved in a proceeding by reason of being a director, secretary, officer or employee of the Registrant or while a director, secretary or officer of the Registrant is or was serving at the request of the Registrant or an affiliate of the Registrant as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan or trust, then the Registrant will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. The Tyco Management Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, or is involved in a proceeding by reason of being a director, secretary, officer or employee of the Registrant or while a director or secretary of the Registrant is or was serving at the request of Tyco Management as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan or trust, then Tyco Management will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. An Indemnified Person will not be entitled to indemnification in connection with a proceeding initiated by an Indemnified Person against the Registrant except in certain circumstances set forth in the Indemnification Agreements. Under the Tyco Management Indemnification Agreement, the Indemnified Person will be entitled to advancement of reimbursement by Tyco Management of expenses upon receipt by Tyco Management of an undertaking by the Indemnified Person to repay all amounts paid or reimbursed by Tyco Management if it is ultimately determined that such criteria for indemnification have not been satisfied. The Indemnification Agreements also provide for the Registrant to consider whether to make the advancement of reimbursement to the Indemnified Person in respect of the relevant liability. No indemnification will be paid pursuant to the Indemnification Agreements (1) on account of any proceeding in which judgment is rendered against an Indemnified Person for an accounting of profits from the purchase or sale of securities of the Registrant pursuant to Section 16(b) of the Exchange Act, or (2) if a court finally determines that the indemnification is not permitted under applicable law, or (3) on account of any proceeding pursuant to which the Indemnified Person has been convicted of a crime constituting a felony, or (4) on account of any proceedings brought by the Registrant or any of its subsidiaries against the Indemnified Person.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings

(a) The Company and the Plan hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Company or the Plan under the Securities Act to any purchaser in the initial distribution of the securities: The Company and the Plan undertake that in a primary offering of securities of the Company or the Plan pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company or the Plan, as applicable, will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company or the Plan relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or the Plan or used or referred to by the Company or the Plan; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or the Plan or its securities provided by or on behalf of the Company or the Plan; and (iv) any other communication that is an offer in the offering made by the Company or the Plan to the purchaser.

(b) The Company and the Plan hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions and arrangements exist whereby the Company or the Plan may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company and the Plan have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and the Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, NJ on this 17th day of November, 2014.

TYCO INTERNATIONAL PLC
(Registrant)

By:	/s/ Arun Nayar
Name:	Arun Nayar
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George R. Oliver	Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2014
George R. Oliver

/s/ Arun Nayar Arun Nayar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 17, 2014

/s/ Sam Eldessouky Sam Eldessouky	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2014

*	Director	November 17, 2014
Edward D. Breen

*	Director	November 17, 2014
Herman E. Bulls

*	Director	November 17, 2014
Michael E. Daniels

*	Director	November 17, 2014
Frank M. Drendel

*	Director	November 17, 2014
Brian Duperreault

*	Director	November 17, 2014
Rajiv L. Gupta

*	Director	November 17, 2014
Brendan R. O’Neill

*	Director	November 17, 2014
Jürgen Tinggren

*	Director	November 17, 2014
Sandra S. Wijnberg

*	Director	November 17, 2014
R. David Yost

*	The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco International plc pursuant to a power of attorney executed by such director or officer.

By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Attorney-in-Fact

/s/ Arun Nayar	Authorized Representative in the United States	November 17, 2014
Arun Nayar

The Plan. Pursuant to the requirements of the Securities Act, Tyco International Retirement Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, New Jersey, on this 6th day of November, 2014.

TYCO INTERNATIONAL RETIREMENT SAVINGS AND INVESTMENT PLAN

By:	/s/ John Nawrath
Name:	John Nawrath
Title:	Chair, Administrative Committee

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Memorandum and Articles of Association of Tyco International plc, adopted September 8, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed with the Commission on November 17, 2014)

5.1	Opinion of Arthur Cox

23.1	Consent of Arthur Cox (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Crowe Horwath LLP relating to the audited financial statements of the Tyco International Retirement Savings and Investment Plan

24.1	Powers of Attorney

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